MITSUBISHI MOTORS CREDIT OF AMERICA,  INC.
Monthly Servicing Report  --  MMCA Auto Owner Trust 2000-2
September 1, 2002 through September 30, 2002


I.  ORIGINAL TRANSACTION  PARAMETERS
A.	Initial Receivables					1,070,509,928.25
B.	Level Pay Pool Balance of the Initial Rec		963,462,283.36
C.	Last Scheduled Pmt Pool Bal of the Initial Rec		107,047,644.89
D.	Notes
	1.	Class A-1
		a.	Initial Balance				125,000,000.00
		b.	Note Interest Rate			6.72813%
		c.	Noteholders' Final Sched Pmt Date	15-Aug-01
	2.	Class A-2
		a.	Initial Balance				300,000,000.00
		b.	Note Interest Rate			6.7200%
		c	Noteholders' Final Sched Pmt Date	15-Jul-03
	3.	Class A-3
		a.	Initial Balance				260,000,000.00
		b.	Note Interest Rate			6.7800%
		c.	Noteholders' Final Sched Pmt Date	15-Oct-04
	4.	Class A-4
		a.	Initial Balance				174,467,000.00
		b.	Note Interest Rate			6.8600%
		c.	Noteholders' Final Sched Pmt Date	15-Jun-05
	5.	Class B
		a.	Initial Balance				65,339,000.00
		b.	Note Interest Rate			7.4200%
		c.	Noteholders' Final Sched Pmt Date	15-Aug-05
E.	Certificates Initial Balance				80,418,606.00
F.	Servicing Fee Rate 					1.00%
		Servicing Fee Rate for Deferred Receivables
		during Deferral Period				0.25%
G.	Wtd Avg Coupon (WAC) of the Initial Receivables		6.760%
H.	Wtd Avg Original Term to Maturity  (WAOM) of the
	Initial Rec						54.96 months
I.	Wtd Avg Remaining Term to Maturity (WAM) of the
	Initial Rec						53.32 months
J.	Number of Initial Receivables				49,424
K.	Reserve Account
	1.	Initial Reserve Account Deposit Percentage of
		Initial Pool					1.00%
	2.	Reserve Account Deposit on the Closing Date	10,052,246.06
	3.	Specified Reserve Balance Percentage		2.25%
	4.	Specified Reserve Balance Amount		22,617,553.64
L.	Yield Supplement Account Deposit on the Closing Date	6,860,752.89
M.	Yield Supplement Over Collateralization Balance on
	Closing Date						65,285,322.65
N.	Adjusted Principal Balance of Initial Receivables	1,005,224,606.00

II.  INPUTS FROM PREVIOUS MONTHLY SERVICER REPORT
A.	Total Pool Balance					500,524,354.77
B.	Level Payment Pool Balance				411,302,608.76
C.	Last Scheduled Payment Pool Balance			89,221,746.01
D.	Notes
	1.	Class A-1
		a.	Prior Month Note Balance		0.00
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
	2.	Class A-2
		a.	Prior Month Note Balance		0.00
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
	3.	Class A-3
		a.	Prior Month Note Balance		160,027,046.75
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
	4.	Class A-4
		a.	Prior Month Note Balance		174,467,000.00
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
	5.	Class B
		a.	Prior Month Note Balance		65,339,000.00
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
E.	Certificates Balance					80,418,606.00
F.	Reserve Account Balance					15,762,039.74
G.	Yield Supplement Account Balance			0.00
H.	Payahead Account Balance				256,558.85
I.	Yield Supplement Over Collatralization Balance 		20,272,702.02
J.	Deferred Receivables					0.00
K.	Cumulative Losses for All Prior Periods			31,506,810.41
L.	Weighted Average Coupon (WAC)				6.555%
M.	Weighted Average Remaining Term to Maturity  (WAM) 	32.49
N.	Number of Contracts					35,415
O.	Total Subsequent Receivables Sold as of Related
	Cutoff Dates
	1.	Level Pay Balance				0.00
	2.	Last Scheduled Payment Balance			0.00
	3.	Total						0.00

III.  INPUTS FROM THE INVESTOR REPORTING SYSTEM
A.	Precomputed Contracts Level Payment Principal
	1.	Scheduled Principal Reduction			1,230,185.24
	2.	Prepayments in Full				222,286.08
	3.	Repurchased Receivables Principal 		0.00
	4.	Repurchased Receivables Interest		0.00
B.	Total Collections for Precomputed Contracts 		1,454,946.43
C.	Precomputed Contracts - Principal on Last
	Scheduled Payments
	1.	Collected Principal				0.00
	2.	Repurchased Receivables Principal 		0.00
	3.	Repurchased Receivables Interest		0.00
	4.	Last Scheduled Payment Principal Paid in
		Full Prior to Month of Maturity			0.00
	5.	Last Scheduled Payment Principal Due on
		Loans Matured This Month			0.00
D.	Simple Interest Contracts - Level Payment
	1.	Principal Reduction				16,452,331.51
	2.	Collected Principal				16,450,083.26
	3.	Collected Interest				2,679,946.43
	4.	Repurchased Receivables Principal 		76,158.84
	5.	Repurchased Receivables Interest		775.13
E.	Simple Interest Contracts - Principal on Last
	Scheduled Payments
	1.	Collected Principal				557,666.12
	2.	Repurchased Receivables Principal 		0.00
	3.	Repurchased Receivables Interest		0.00
	4.	Last Scheduled Payment Principal
		Collected Prior to Month of Maturity		539,900.14
	5.	Last Scheduled Payment Principal Due on
		Loans Matured This Month			31,037.66
F.	Yield Supplement Information
	1.	Yield Supplement Amount 			0.00
	2.	Specified Yield Supplement Account Balance	0.00
G.	Yield Supplement Over Collateralization			18,687,561.70
H.	Advances
	1.	Actuarial Advances
		a.	Beginning Actuarial Advances
			(or payments due prior to
			Cutoff Date)				228,252.61
		b.	Payments Due Prior to Cutoff Date
			on Subsequent Receivables Sold
			This Period				0.00
		b.	Current Month Actuarial Advances 	86,893.78
		c.	Reimbursement of Actuarial Advances
			(or payments due prior to
			Cutoff Date)				75,133.58
		d.	Ending Actuarial Advances (or
			payments due prior to Cutoff Date)	240,012.81
	2.	Precomputed Loans - Last Scheduled Payment
		Advances
		a.	Beginning Last Scheduled Payment
			Advances				7,047.55
		b.	Current Month Last Scheduled
			Payment Advances			0.00
		c.	Reimbursement of Last Scheduled
			Payment Advances 			0.00
		d.	Ending Last Scheduled Payment
			Advances				7,047.55
	3.	Simple Interest Loans - Last Scheduled
		Payment Advances
		a.	Beginning Last Scheduled Payment
			Advances				78,149.53
		b.	Current Month Last Scheduled
			Payment Advance				31,587.73
		c.	Reimbursement of Last Scheduled
			Payment Advances			18,316.05
		d.	Ending Last Scheduled Payment
			Advances				91,421.21
	4.	Net Servicer Advances 				25,031.88
I.	Payahead Account Activity
	1.	Net Increase/(Decrease) in Payahead
		Account Balance					(16,411.10)
	2.	Payahead Balance of Loans Defaulted
		this Period					1,457.76
	3.	Deposit to Payahead Account for
		Subsequent Receivables Sold This  Period	0.00
	4.	Ending Payahead Balance 			240,147.75
J.	Rule of 78s Payment					0.00
K.	Weighted Average Coupon of Remaining  Portfolio
	(WAC)							6.572%
L.	Weighted Average Remaining Maturity (WAM)		31.56
M.	Remaining Number of Receivables				34,776
N.	Delinquent Contracts	Contracts		Amount
	1.	30-59 Days
		Delinquent	1028 	2.96%		17,110,040.44 	3.57%
	2.	60-89 Days
		Delinquent	265 	0.76%		4,403,097.17 	0.92%
	3.	90 Days or more
		Delinquent	198 	0.57%		3,708,122.44 	0.77%
	Net Loss and Defaulted Receivables
	Information
O.	1.	Vehicles Repossessed
		During Month 	98 			1,216,090.70
	2.	Loans Defaulted During
		the Month	117
	3.	Level Payment Principal Balance of
		Defaulted Receivables				1,578,214.78
	4.	Last Scheduled Payment Principal Balance of
		Defaulted Receivables				569,998.98
	5.	Level Payment Liquidation Proceeds		464,996.02
	6.	Last Scheduled Payment Liquidation Proceeds	18,631.15
	7.	Recoveries of Level Payment and Last
		Scheduled Payment on Previously
		Defaulted Receivables				648,518.74
P.	Pool Balances
	1.	Total Pool Balance				479,824,241.54
	2.	Level Pay Pool Balance				391,743,432.31
	3.	Last Scheduled Payment Pool Balance		88,080,809.23
	4.	Deferred Receivables				0.00
Q.	Principal Balance of Subsequent Receivables Sold
	This Period As of Subsequent Transfer Date
	1.	Level Pay Balance				0.00
	2.	Last Scheduled Payment Balance			0.00
	3.	Total Principal Balance				0.00

IV.  INPUTS DERIVED FROM OTHER SOURCES
A.	Reserve Account Investment Income			17,517.27
B.	Collection Account Investment Income			22,982.23
C.	Payahead Account Investment Income			298.84
D.	Yield Supplement Account Investment Income		0.00

V.  COLLECTIONS
A.	Level Payments Received (Excluding Repurchases)
	1.	Total Collections for Precomputed
		Contracts (Level Payment Only) 			1,454,946.43
	2.	Collected Principal on Simple Interest
		Contracts (Level Payment Only)			16,450,083.26
	3.	Collected Interest on Simple Interest
		Contracts (Level Payment Only) 			2,679,946.43
								20,584,976.12

B.	Last Scheduled Payment Principal Collections
	(Excluding Repurchases)					557,666.12
C.	Net Change in Payahead Account Balance 			16,411.10
D.	Net Liquidation Proceeds and Recoveries Received 	1,132,145.91
E.	Principal and Interest on Purchased or
	Repurchased Contracts 					76,933.97
F.	Exclusion of Rule of 78's Payments 			0.00
G.	Net Servicer Advances/(Reimbursements) 			25,031.88
H.	Yield Supplement Amount 				0.00
I.	Available Funds						22,393,165.10

VI.  DISTRIBUTIONS
A.	Principal Distribution Amount
	1.	Total Scheduled Principal			19,114,972.91
	2.	Principal Carrryover Shortfall			0.00
	3.	Total Principal Distribution Amount		19,114,972.91
B.	Total Required Payment
	1.	Total Servicing Fee  				1,100,367.53
	2.	Accrued Note Interest  Due
		a.	Class A-1				0.00
		b.  	Class A-2				0.00
		c. 	Class A-3 				904,152.81
		d.	Class A-4				997,369.68
		e.	Class B 				404,012.82
		f.	Total Accrued Note Interest		2,305,535.31
	3.	Principal Distribution Amount Due
		a.	Class A-1 				0.00
		b.  	Class A-2 				0.00
		c. 	Class A-3				19,114,972.91
		d.	Class A-4				0.00
		e.	Class B 				0.00
		f.	Total Principal Distribution Amount	19,114,972.91
	4.	Total Required Payment 				22,520,875.75
	5.	Available Funds					22,393,165.10
	6.	Reserve Account TRP Draw Amount			127,710.65
	7.	Total Available Funds				22,520,875.75
C.	Current Period Payments
	1.	Servicing Fee paid				1,100,367.53
	2.	Interest Paid
		a.	Class A-1 				0.00
		b.  	Class A-2 				0.00
		c. 	Class A-3 				904,152.81
		d.	Class A-4				997,369.68
		e.	Class B					404,012.82
		f.	Total Interest Paid			2,305,535.31
	3.	Remaining Available Funds			19,114,972.91
	4.	Principal Payments
		a.	Class A-1 				0.00
		b.  	Class A-2 				0.00
		c. 	Class A-3 				19,114,972.91
		d.	Class A-4				0.00
		e.	Class B					0.00
		f.	Total Principal Payments		19,114,972.91
D.	Current Period Shortfalls
	1.	Interest Carryover Shortfall
		a.	Class A-1 				0.00
		b.  	Class A-2 				0.00
		c. 	Class A-3 				0.00
		d.	Class A-4				0.00
		e.	Class B					0.00
		f.	Total Interest Carryover Shortfall	0.00
	2.	Principal Carryover Shortfall
		a.	Class A-1 				0.00
		b.  	Class A-2 				0.00
		c. 	Class A-3 				0.00
		d.	Class A-4				0.00
		e.	Class B					0.00
		f.	Total Principal Carryover Shortfall	0.00
E.	Reserve Account
	1.	Beginning Reserve Account Balance		15,762,039.74
	3.	Plus: Reserve Account Investment Income		17,517.27
	4.	Less: Reserve Account Advance Draw Amount	0.00
	5.	Less: Reserve Account TRP Draw Amount		127,710.65
	6.	Reserve Account Balance before Deposit to
		Reserve Account					15,651,846.36
	7.	Specified Reserve Account Balance		22,617,553.64
	8.	Amount Necessary to Reinstate Reserve
		Account to Specified Reserve Balance 		6,965,707.28
	9.	Funds Available for Deposit to Reserve
		Account						0.00
	10.	Amount Deposited to Reserve Account		0.00
	11.	Reserve Account Investment Income
		Released to Seller				0.00
	12.	Ending Reserve Account Balance			15,651,846.36
F.	Excess Funds Deposited to Certificate
	Distribution Account					0.00
G.	Total Distributions					22,520,875.75

VII.  POOL BALANCES AND PORTFOLIO
	INFORMATION			Beginning	End
A.	Balances and Principal Factors	of Period	of Period
	1.	Total Pool Balance	500,524,354.77 	479,824,241.54
	2.	Total Pool Factor	0.4675569	0.4482203
	3.	Level Pmt Pool Bal	411,302,608.76 	391,743,432.31
	4.	Level Pmt Pool Factor	0.4269006	0.4065997
	5.	Last Sched Pmt Pool
		Bal			89,221,746.01 	88,080,809.23
	6.	Note Balance
		a.	Class A-1 	0.00 		0.00
		b.  	Class A-2 	0.00 		0.00
		c. 	Class A-3 	160,027,046.75 	140,912,073.84
		d.	Class A-4	174,467,000.00 	174,467,000.00
		e.	Class B		65,339,000.00 	65,339,000.00
		e.	Total		399,833,046.75 	380,718,073.84
	7.	Pool Factor
		a.	Class A-1 	0.0000000	0.0000000
		b.  	Class A-2 	0.0000000	0.0000000
		c. 	Class A-3 	0.6154886	0.5419695
		d.	Class A-4	1.0000000	1.0000000
		e.	Class B		1.0000000	1.0000000
	8.	Certificate Balance	80,418,606.00 	80,418,606.00
	9.	Certificate Pool
		Factor			1.0000000	1.0000000
	10.	Total Note and
		Certificate Balance	480,251,652.75	461,136,679.84
	11.	Yield Supplement Over
		Collatralization	20,272,702.02	18,687,561.70

B.	Portfolio Information
	1.	Wtd Avg Coupon of
		Portfolio (WAC)		6.555% 		6.572%
	2.	Wtd Avg Remaining Term
		to Maturity of
		Portfolio (WAM) 	32.49 		31.56
	3.	Remaining Number of
		Receivables		35,415 		34,776


VIII.  NET LOSS AND DELINQUENCY ACTIVITY
A.	Realized Losses for Collection Period			1,663,128.83
B.	Realized Losses for Collection Period Less
	Recoveries						1,014,610.09
C.	Cumulative Losses for all Periods  			32,521,420.50
D	Delinquent and Repossessed Contracts
				Contracts	Amount
	1.	30-59 Days
		Delinquent	1028 	2.96%	17,110,040	3.57%
	2.	60-89 Days
		Delinquent	265 	0.76%	4,403,097	0.92%
	3.	90 Days or more
		Delinquent	198 	0.57%	3,708,122	0.77%
	4.	Vehicles Repossessed
		During Collection
		Period		98 	0.28%	1,216,091


IX.  AVERAGE LOSS AND DELINQUENCY RATIOS
A.	Annualized Ratio of Realized Losses to
	Pool Balance for Each Collection Period
	1.	Second Preceding Collection Period		3.67%
	2.	Preceding Collection Period			3.76%
	3.	Current Collection Period 			3.99%
	4.	Three Month Average 				3.81%

B.	Annualized Net Loss					2.43%

C.	Ratio of Balance of Contracts Delinquent 60 Days
	or More to the Pool Balance as of the End of the
	Collection Period.
	1.	Second Preceding Collection Period		1.37%
	2.	Preceding Collection Period			1.58%
	3.	Current Collection Period 			1.62%
	4.	Three Month Average 				1.52%

X.  RECONCILIATION OF COLLECTION ACCOUNT
A.	Transfers Into Collection Account
	1.	Transfer of Daily Collections			22,274,788.15
	2.	Yield Supplement Amount from MMCA		0.00
	3.	Net Servicer Advances (if positive) 		25,031.88
	4.	Reserve Account Draw for Total Required
		Payment 					127,710.65
	5.	Deposit from Payahead Account  			16,411.10
	6.	Collection Account Investment Income  		22,982.23
	7.	Total Transfers Into Collection Account		22,466,924.01
B.	Transfers from Collection Account
	1.	To Servicer
		a.	Total Servicing Fee			1,100,367.53
		b.	Rule of 78's Payment			0.00
		c.	Net Reimbursement of Servicer
			Advance or Payments Due Prior
			to Cutoff Date				0.00
		d.	Less:  Total Principal and Interest
			on Repurchases (Netted from Amounts
			Due Servicer) 				(76,933.97)
		e.	Total To Servicer (Net of Total
			Repurchases)				1,023,433.56

	2.	Total Required Payment Distributed (Net of
		Total Servicing Fee)				21,420,508.22
	3.	Deposit to Payahead Account 			0.00
	4.	Deposit to Reserve Account 			0.00
	5.	Deposit To Certificate Distribution Account
		a.	Excess Funds				0.00
		b.	Collection Account Investment Income	22,982.23
		c.	Total to Certificate Distribution
			Account					22,982.23
	6.	Total Transfers from Collection Account		22,466,924.01

XI.  RECONCILIATION OF RESERVE ACCOUNT
A.	Beginning Balance of Reserve Account			15,762,039.74
B.	Transfers Into Reserve Account
	1.	Reserve Account Deposit from Available Funds 	0.00
	2.	Reserve Account Investment Income 		17,517.27
	3.	Total Transfers Into Reserve Account		17,517.27
C.	Total Transfers In and Beginning Balance		15,779,557.01
D.	Distributions From Reserve Account
	1.	Transfer to Servicer for Reserve
		Account Advance Draw Amount			0.00
	2.	Transfer to Collection Account for
		Reserve Account TRP Draw Amount  		127,710.65
	3.	Reserve Account Investment Income to
		Seller (MART)  					0.00
	4.	Total Transfers From Reserve Account		127,710.65
E.	Ending Balance						15,651,846.36
F.	Total Distributions and Ending Balance			15,779,557.01

XII.  RECONCILIATION OF PAYAHEAD ACCOUNT
A.	Beginning Balance of Payahead Account			256,558.85
B.	Transfers Into Payahead Account
	1.	Net Payahead Transfer from Collection Account 	0.00
	2.	Payahead Account Investment Income 		298.84
	3.	Transfer from Pre-Funding Account for
		Subsequent Receivables				0.00
	4.	Total Transfers Into Payahead Account		298.84
C.	Total Transfers In and Beginning Balance		256,857.69
D.	Distributions From Payahead Account
	1.	Net Payahead Transfer to Collection Account 	16,411.10
	2.	Transfer Investment Income to Servicer 		298.84
	3.	Total Transfers From Payahead Account		16,709.94
E.	Payahead Account Ending Balance 			240,147.75
F.	Total Distributions and Ending Balance			256,857.69

XIII.  RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
A.	Beginning Balance of Yield Supplement Account 		0.00
B.	Transfers IntoYield Supplement Account
	1.	Yield Supplement Account Investment Income   	0.00
	2.	Total Transfers Into Yield Supplement Account	0.00
C.	Total Transfers and Beginning Balance  			0.00
D.	Distributions From Yield Supplement Account
	1.	Yield Supplement Amount to Collection
		Account (if not paid by MMCA) 			0.00
	2.	Transfer Investment Income to Seller (MART)  	0.00
	3.	Transfer Reduction in Specified Yield
		Supplement Account Balance to Seller (MART)	0.00
	4.	Total Transfers From Yield Supplement Account	0.00
E.	Specified Yield Supplement Account Ending Balance 	0.00
F.	Total Distributions and Ending Balance			0.00

XIV.  RECONCILIATION OF NOTE PAYMENT ACCOUNT
A.	Transfers Into Note Payment Account
	1.	Total Required Payment Distributed
		(less Total Servicing Fee) from Collection
		Account						21,420,508.22
	2.	Total Transfers Into Note Payment Account	21,420,508.22
B.	Distributions from Note Payment Account
	1.	Payments to Noteholders
		a.	Class A-1 				0.00
		b.  	Class A-2 				0.00
		c. 	Class A-3 				20,019,125.72
		d.	Class A-4				997,369.68
		e.	Class B					404,012.82
		f.	Total Payments to Noteholders		21,420,508.22
	2.	Ending Balance of Note Payment Account		0.00
C.	Total Distributions and Ending Balance			21,420,508.22

XV.  RECONCILIATION OF CERTIFICATE DISTRIBUTION ACCOUNT
A.	Transfers Into Certificate Distribution Account
	1.	Excess Funds Deposited from Collection Account	0.00
	2.	Collection Account Investment Income		22,982.23
	3.	Total Transfers into Certificate
		Distribution Account				22,982.23
B.	Distributions from Certificate Distribution Account
	1.	Payments to Certificateholders			22,982.23
	2.	Ending Balance					0.00
C.	Total Distributions and Ending Balance			22,982.23

XVI.  DISTRIBUTION SUMMARY
A.	Distributions From Collection Account
	1.	To Note Payment Account				21,420,508.22
	2.	To Servicer (MMCA) 				1,023,433.56
	3.	To Payahead Account				0.00
	4.	To Reserve Account 				0.00
	5 	To Certificate Distribution Account		22,982.23
	6.	Total Distributions From Collection Account	22,466,924.01

B.	Distributions From Reserve Account
	1.	To Collection Account 				0.00
	2.	To Seller (MART)				0.00
	3.	To Servicer (MMCA)				0.00
	4.	Total Distributions From Reserve Account

C.	Distributions From Payahead Account
	1.	To Collection Account				16,411.10
	2.	Investment Income to Servicer (MMCA) 		298.84
	3.	Total Distributions From Payahead Account	16,709.94

D.	Distributions From Yield Supplement Account
	1.	To Collection Account				0.00
	2.	Investment Income to Seller (MART)		0.00
	3.	Reduction in Specified Yield Supplement
		Account Balance to Seller (MART)		0.00
	4.	Total Distributions From Yield
		Supplement Account				0.00

E.	Total Distributions From All Accounts			22,483,633.95
F.	Total Distributions From All Accounts to:
	1.	Note Payment Account				21,420,508.22
	2.	Servicer (MMCA)					1,023,732.40
	3.	Seller (MART)					0.00
	4.	Collection Account 				16,411.10
	5.	Certificate Distribution Account		22,982.23
	6.	Reserve Account					0.00
	7.	Payahead Account				0.00
	8.	Yield Supplement Account			0.00
	9.	Total Distributions From All Accounts		22,483,633.95